Exhibit 99.1

Cyclacel Pharmaceuticals, Inc
PRESS RELEASE
CYCLACEL PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2008
FINANCIAL RESULTS
— Conference Call Scheduled Thursday, August 7 at 4:30 p.m. Eastern —
BERKELEY HEIGHTS, NJ – August 7, 2008 – Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP) announced today financial and operating results for the second quarter of 2008. The Company’s net loss for the quarter was $8.5 million or $0.42 per share. As of June 30, 2008, the company had $40.0 million in cash, cash equivalents and short-term investments.
“Cyclacel continued to make corporate and clinical progress in the second quarter,” said Spiro Rombotis, Chief Executive Officer of Cyclacel. “Most notably, progress in our clinical trial programs and a significant Cyclacel presence at major oncology conferences during the quarter, have underscored our expertise in cell cycle science and our ongoing commitment to creating treatments for multiple cancers in which significant unmet need still exists.”
Continued progress during the quarter in Cyclacel’s ongoing clinical studies included:
•	Phase 2 trial of sapacitabine in elderly patients with acute myeloid leukemia (AML)
•	Phase 2 trial of sapacitabine in patients with advanced cutaneous T-cell lymphoma (CTCL)
•	Phase 2b APPRAISE trial of seliciclib in patients with non-small cell lung cancer (NSCLC)
•	Phase 2 trial of seliciclib in patients with nasopharyngeal cancer (NPC)
Second Quarter Highlights:
•	Received orphan drug designation by the EMEA for sapacitabine in AML and myelodysplastic syndromes (MDS)
•	Entered into an agreement with Vall d’Hebron University Hospital regarding the initiation of an investigator-sponsored Phase 1 combination study of seliciclib and erlotinib (Tarceva®) in patients with advanced solid tumors including NSCLC
•	Had a significant presence at this year’s American Association of Cancer Research (AACR) conference presenting eight posters, which elucidated the mechanisms of action and anti-cancer activity of Cyclacel’s clinical candidates: sapacitabine, seliciclib and CYC116.
Key Financials:
Total revenues for the second quarter of 2008 were $0.2 million. For the six months ended June 30, 2008, the Company reported revenues of $0.4 million. These revenues were largely attributable to sales of the Xclair® and Numoisyn™ products sold by Cyclacel’s wholly owned subsidiary, ALIGN.
Total research and development (R&D) expenses in the second quarter of 2008 were $5.8 million as compared to $4.3 million in the second quarter of 2007. For the six months ended June 30, 2008, R&D expenses were $11.7 million as compared to $8.3 million in the comparable period in 2007.
Total selling, general and administrative expenses (SG&A) for the second quarter of 2008 were $4.1 million as compared to $2.2 million in the second quarter of 2007. For the six months ended June 30, 2008, SG&A expenses were $8.0 million, compared to $4.8 million in the comparable period in 2007.
The net loss in the second quarter of 2008 was $8.5 million, or $0.42 per share as compared to $3.6 million in the second quarter of 2007, or $0.18 per share. For the six months ended June 30, 2008, the Company reported a net loss of $14.8 million, or $0.72 per share, compared to a net loss for the same period in 2007 of $8.5 million, or $0.44 per share.

Conference call and Webcast Information:
Cyclacel management will conduct a conference call on August 7, 2008 at 4:30 p.m. Eastern Time to review its results. Conference call and webcast details are as follows:
US/Canada call: (877) 493-9121 / international call: (973) 582-2750
US/Canada archive: (800) 642-1687 / international archive: (706) 645-9291
Code for live and archived conference call is 58295485
For the live and archived webcast, please visit the Corporate Presentations page on the Cyclacel website at www.cyclacel.com. The webcast will be archived for 90 days and the audio replay for 7 days.
About Cyclacel Pharmaceuticals, Inc.
Cyclacel is a biopharmaceutical company dedicated to the discovery, development and commercialization of novel, mechanism-targeted drugs to treat human cancers and other serious disorders. Three orally-available Cyclacel drugs are in clinical development. Sapacitabine (CYC682), a cell cycle modulating nucleoside analog, is in Phase 2 studies for the treatment of acute myeloid leukemia in the elderly and cutaneous T-cell lymphoma. Seliciclib (CYC202 or R-roscovitine), a CDK (cyclin dependent kinase) inhibitor, is in Phase 2 for the treatment of lung cancer and nasopharyngeal cancer and initiated a Phase 1 in combination with Tarceva®. CYC116, an Aurora kinase and VEGFR2 inhibitor, is in Phase 1 in patients with solid tumors. Several additional programs are at an earlier stage. Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn™ Liquid and Numoisyn™ Lozenges for xerostomia. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology, oncology and other therapeutic areas based on a portfolio of commercial products and a development pipeline of novel drug candidates.
Please visit www.cyclacel.com for additional information. Note: The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.; Numoisyn™ and Xclair® are trademarks of Sinclair Pharma plc; Tarceva® is a trademark of OSI Pharmaceuticals, Inc.
Risk Factors
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2007, as supplemented by the interim quarterly reports, filed with the SEC.
Contacts for Cyclacel:

Cyclacel Pharmaceuticals, Inc.	WeissComm Partners	College Hill, Life Sciences
Corey Sohmer	Aline Schimmel	Sue Charles & Justine Lamond
(908) 517-7330	(312) 284-4706	+44 (20) 7866 7857

CYCLACEL PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					Period from
					August 13,
					1996
	For the three		For the six		(inception)
	months ended		months ended		to
	June 30,		June 30,		June 30,
	2007	2008	2007	2008	2008
			($000s)
Revenues:
Collaboration and research and development revenue	—	—	10	—	3,000
Product revenue	—	168	—	333	333
Grant revenue	31	12	74	24	3,620

	31	180	84	357	6,953

Operating expenses:
Cost of goods sold	—	99	—	195	195
Research and development	4,316	5,803	8,293	11,688	153,233
General and administrative	2,187	4,104	4,819	7,982	55,477
Restructuring costs	—	—	81	—	1,779

Total operating expenses	6,503	10,006	13,193	19,865	210,684

Operating loss	(6,472)	(9,826)	(13,109)	(19,508)	(203,731)

Other income (expense):
Costs associated with aborted 2004 IPO	—	—	—	—	(3,550)
Change in valuation of derivative	(30)	—	(70)	—	(308)
Change in valuation of warrants	1,406	680	1,864	2,889	6,094
Interest income	986	267	1,814	897	13,058
Interest expense	(48)	(90)	(100)	(175)	(4,314)

Total other income (expense)	2,314	857	3,508	3,611	10,980

Loss before taxes	(4,158)	(8,969)	(9,601)	(15,897)	(192,751)
Income tax benefit	563	425	1,116	1,101	15,626

Net loss	(3,595)	(8,544)	(8,485)	(14,796)	(177,125)

Dividends on Preferred Ordinary shares	—	—	—	—	(38,123)

Net loss applicable to ordinary shareholders	(3,595)	(8,544)	(8,485)	(14,796)	(215,248)

Net loss per share — basic and diluted	$(0.18)	$(0.42)	$(0.44)	$(0.72)

Weighted average shares	20,410,224	20,433,129	19,305,425	20,433,129

CYCLACEL PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of	As of
	December 31	June 30,
	2007	2008
	$000	$000
ASSETS
Current assets:
Cash and cash equivalents	30,987	31,681
Short-term investments	27,766	8,290
Inventory	213	612
Prepaid expenses and other current assets	4,811	5,231

Total current assets	63,777	45,814
Property, plant and equipment (net)	3,016	2,782
Deposits and other assets	196	196
Intangible assets (net)	4,305	3,833
Goodwill	4,618	4,593

Total assets	75,912	57,218

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	4,958	2,130
Accrued liabilities	4,015	6,078
Other current liabilities	1,279	1,785
Warrant liability	3,545	656
Current portion of other accrued restructuring charges	905	966
Current portion of equipment financing	10	—

Total current liabilities	14,712	11,615
Other accrued restructuring charges, net of current	2,090	1,588
Other long term payables	1,141	605

Total liabilities	17,943	13,808

Stockholders’ equity:	57,969	43,410

Total liabilities and stockholders’ equity	75,912	57,218

SOURCE: Cyclacel Pharmaceuticals, Inc.